As filed with the Securities and Exchange Commission on October 9, 2012.

Registration No. 333-142683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1499887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

FAIR ISAAC CORPORATION

1992 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Mark R. Scadina

Executive Vice President, General Counsel and Secretary

Fair Isaac Corporation

901 Marquette Avenue, Suite 3200

Minneapolis, MN 55402

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: 612-758-5200

Copies to:

W. Morgan Burns

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

EXPLANATORY NOTE

Fair Isaac Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 7, 2007 (Registration Statement No. 333-142683) (the “2007 S-8”) to deregister certain shares of its common stock, par value $.01 per share (the “Common Stock”), registered thereunder pursuant to the Company’s 1992 Long-term Incentive Plan (the “Plan”). The 2007 S-8 registered 2,374,770 shares of Common Stock under the Plan, which were in addition to shares previously registered pursuant to Registration Statements Nos. 33-63426, 333-02121, 333-65179, 333-83905, 333-32398, 333-66348, 333-102848, 333-114365, 333-123751, and 333-133268. An additional 2,042,554 shares of Common Stock were subsequently registered for issuance under the Plan pursuant to Registration No. 333-150838.

By its terms, the Plan expired on February 4, 2012. Upon its expiration, 4,610,369 shares of Common Stock remained available for issuance under the Plan. All of the 2,374,770 shares of Common Stock that were registered under the 2007 S-8 are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Rafael, State of California on the 9th day of October, 2012.

FAIR ISAAC CORPORATION

By	/s/Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on October 9, 2012 by the following persons in the capacities indicated:

Name	Title

/s/ William J. Lansing	President, Chief Executive Officer and Director
William J. Lansing Principal Executive Officer

/s/ Michael J. Pung	Executive Vice President and Chief Financial Officer
Michael J. Pung Principal Financial Officer

/s/ Michael S. Leonard	Chief Accounting Officer–Vice President
Michael S. Leonard Principal Accounting Officer

/s/ A. George Battle	Director
A. George Battle

/s/ Nicholas F. Graziano	Director
Nicholas F. Graziano

/s/ James D. Kirsner	Director
James D. Kirsner

/s/ Rahul N. Merchant	Director
Rahul N. Merchant

/s/ David A. Rey	Director
David A. Rey

/s/ Duane E. White	Director
Duane E. White